Exhibit 99.1

Contacts: Gerald O. Hatler, President and CEO 206/628-4250

Gordon D. Browning, EVP & Chief Financial Officer 206/749-7350

EvergreenBancorp Grows Deposits 12% and Loans 19% Earns $3.5 Million or $1.45 per Diluted Share in YTD 2008

SEATTLE, WA – November 5, 2008 – EvergreenBancorp, Inc. (OTCBB: EVGG), the holding company for EvergreenBank today reported a 19% increase in loans and a 12% increase in deposits which helped counter margin compression and a $377,000 after-tax charge for the Visa litigation settlement, which produced a small loss in the third quarter. In the third quarter of 2008, Evergreen reported a loss of $47,000, or $0.02 per share, compared to earnings of $802,000, or $0.33 per diluted share in the third quarter a year ago. In the first nine months of 2008, net income totaled $3.5 million, or $1.45 per diluted share, compared to $2.2 million, or $0.92 per diluted share, in the first nine months of 2007. Operating profits were reduced by $572,000 pretax, or $0.16 per share after-tax, in the third quarter and boosted by $5.6 million pretax, or $1.42 per diluted share after tax, from the ownership of Visa, Inc., its litigation settlement and IPO.

“The investment in our branch network is showing positive results generating solid growth in deposits and loans in the past year,” said Gerald O. Hatler, president and chief executive officer. “We have added a number of experienced banking professionals to our retail team, which has raised the caliber of service and professionalism throughout the franchise. In addition, we opened the Kent Branch this summer and it has already brought in $8.8 million in deposits in less than two quarters of operations.”

Third Quarter 2008 Financial Highlights (9/30/2008 compared with 9/30/2007)

·	Total assets rose 14% to $466 million.
·	Capital ratios for the Bank remained strong with Tier 1 Capital to average assets of 8.84%, well above the regulatory requirements of 5% for well-capitalized institutions.
·	On August 22, a cash dividend of $0.07 per share was paid to shareholders of record August 6,
2008.
·	Total loans increased 19% to $423 million from $354 million.
·	Commercial real estate loans grew 49% and account for 52% of the portfolio;
·	Construction loans declined 7% and now represent only 13% of the portfolio.

Balance Sheet and Asset Quality

Total assets grew 14% to $466 million at September 30, 2008, from $410 million at September 30, 2007. Investment securities, which are classified as available for sale, totaled $14.6 million and are primarily U.S. government or agency backed securities with an average life of less than five years. Of the total investments, Federal Home Loan Bank stock accounted for $3.6 million and mortgage backed securities totaled $3.0 million. There were no Fannie Mae or Freddie Mac securities in the investment portfolio.

Net loans increased 19% to $416 million from $351 million a year ago. The loan portfolio continues to be well secured and well diversified. At September 30, 2008, commercial loans accounted for 22% of the portfolio, commercial real estate loans accounted for 52%, construction and land development loans were equal to 13% of the portfolio, single family residential loans accounted for 8% and consumer loans contributed 5% of gross loans.

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

LOANS	September	June 30,	March 31,	June 30,	September	Third
	30,				30,	Quarter
(in thousands)	2008	2008	2008	2007	2007	% Change

Commercial	$94,503	$97,975	$88,058	$88,173	$87,906	8%
Real estate:
Commercial	218,556	196,960	174,340	134,557	146,539	49%
Construction	53,276	56,947	62,738	55,337	57,041	-7%
Residential 1-4 family	33,232	36,711	40,778	34,739	40,442	-18%
Consumer and other	22,954	22,401	23,430	21,119	22,510	2%

Total	$422,521	$410,994	$389,344	$333,925	$354,438	19%

“Our asset quality is not at the pristine levels we have seen in past years, although the problem credits are limited to just a few relationships which are all secured by real estate,” said Gordon Browning, chief financial officer. Total nonperforming loans rose to $8.7 million, or 1.86% of assets at September 30, 2008, from $7.5 million or 1.64% of assets at June 30, 2008 and $1.1 million, or 0.26% of total assets at September 30, 2007.

Components of nonperforming loans were as follows:

· A $4 million loan secured by a residential land parcel in Redmond, Washington, currently valued at $7 million, and was originally valued at $11 million. This loan is currently the subject of a dispute between its two business partners who are working to dissolve their business and the property is scheduled to go into foreclosure in the near future.

· Two construction loans to a single party totaling $3.1 million for two high-end homes in Seattle and North Pierce County, for which additional reserves were booked in the first quarter.· A residential development loan in East Snohomish County, with EvergreenBank participating with other institutions for $1.1 million. The Bank’s exposure to the development includes 8 lots and 3 single family homes, which are near completion. The loans, net of recorded impairment amounts included in the allowance for loan losses, have an aggregate principal balance of approximately 95% of the current appraised value.

“In addition, we have a few large relationships which are showing 30 to 89 days delinquent. The largest such relationship is for $6 million secured by multi-family properties in King County, and we are working with the estate attorney to bring the loans current,” Browning noted.

The allowance for loan losses stood at $6.1 million or 1.44% of total loans at September 30, 2008, compared with $3.7 million or 1.05% of total loans at September 30, 2007. In the third quarter of 2008, net charge-offs totaled $9,000 compared to net charge-offs of $66,000 for the same quarter a year ago. Year-to-date, net charge-offs were $923,000, or 0.23% of average loans, compared to net charge-offs of $95,000 in the first nine months of 2007.

At September 30, 2008, deposits grew 12% to $360 million, a $40 million increase from one year ago. Core deposits (excluding time deposits over $100,000) accounted for 50% of total deposits. Noninterest bearing deposits accounted for 14% of total deposits, and other transaction accounts contributed 23% of the total. Time deposits were $89 million and brokered and bulletin board CD’s were $137 million at quarter end. “The increases in FDIC insurance limits is a welcome change and should reassure depositors in the safety and soundness of their savings,” said Hatler.

Shareholders’ equity increased 12% year over year to $28.7 million. Book value per share was up 11% to $11.85 at September 30, 2008, from $10.80 at September 30, 2007. The estimated 92,000 equivalent

EVGG Reports Third -Quarter 2008 Profits November 5, 2008 Page 3 of 9

restricted shares of Visa, Inc. (NYSE:V) that Evergreen owns are carried on its books at zero value, but may eventually add value to the franchise.

“While we have strong capital ratios, we are investigating the possibility of participating in the new TARP Capital Purchase Program proposed by the Treasury Department,’ added Hatler. “We are in the process of preparing our application, but whether we choose to accept some or all of the funding we expect to qualify for is still under consideration. The Board has been very clear that they will make the determination on taking TARP funds based on their estimation of the long-term impact on capital levels, shareholder dilution and the operating restrictions associated with these funds. So we are not making plans for any additional capital until the dust settles.”

Operating Results

Third quarter operating revenue (net interest income, before provision for loan loss, plus noninterest income excluding Visa gain or expenses) totaled $4.5 million compared to $4.8 million in the third quarter a year ago. For the first nine months of 2008, operating revenues were flat at $13.3 million compared to the year ago period.

Third quarter net interest income, before the provision for loan losses, declined 4% to $4.1 million and grew 2% in the first nine months of 2008 to $12.0 million compared to the year ago periods. In the third quarter of 2008, Evergreen’s net interest margin (taxable-equivalent) was 3.80% compared to 4.51% for the third quarter of last year. In the first nine months of 2008, net interest margin fell to 3.79% from 4.44% in the first nine months of 2007, reflecting the sharp decline in short term interest rates in the past year. “We are beginning to see some pricing power on the lending side in the current market environment, although competition for deposits remains high,” said Hatler.

“Due to the increase in our non-performing loans and because our loan portfolio is growing, we continue to build reserves,” said Michael Tibbits, chief credit officer. Evergreen provisioned $501,000 for loan losses in the third quarter compared to $525,000 in the third quarter of 2007. Year-to-date, the provision for loan losses totaled $2.8 million compared to $1.0 million in the first nine months of 2007.

After the provision for loan losses, net interest income totaled $3.6 million in the third quarter of 2008, compared to $3.8 million in the third quarter a year ago. In the first nine months of 2008, net interest income after the provision was $9.2 million compared to $10.8 million for the like period in 2007.

Third quarter noninterest income was $404,000 compared to $515,000 in the third quarter a year ago, reflecting lower fee income from service charges and credit card processing. In the first nine months of 2008, noninterest income was $6.8 million compared to $1.5 million in the first nine months of 2007. Excluding the first quarter 2008 Visa gain, noninterest income in the first nine months of 2008 totaled $1.3 million.

The significant impact from Visa’s initial public offering contributed to a large gain on the income statement in the first nine months of the year. The value of the shares of Visa will not be reflected on the balance sheet until they are sold, and they are restricted from sale for at least three years to offset Visa’s possible litigation exposure.

Noninterest expense rose 34% in the third quarter of 2008 to $4.1 million compared with $3.1 million in the same quarter a year ago, reflecting a Visa indemnification charge (expected to be offset by a

EVGG Reports Third -Quarter 2008 Profits November 5, 2008 Page 4 of 9

comparable fourth quarter gain), overall franchise growth and increased FDIC insurance premiums. Noninterest expense in the first nine months of 2008 also increased 22% to $11.0 million from $9.0 million in the first nine months of 2007. The ratio of annualized noninterest expense to average assets was 3.62% for the third quarter and 3.34% for the first nine months of 2008 in line with year ago levels.

EvergreenBancorp, Inc.
GAAP Reconciliation Table
Core Earnings to GAAP reconciliation (1)
(in thousands except share and per share data)	YTD08	YTD07	3Q08	3Q07
GAAP net income	$3,511	$2,205	$(47)	$802
Visa related costs or gains	(5,015)	-	572	-
Net tax effect	1,554	-	(195)	-
Core earnings	$50	$2,205	$330	$802

Core earnings per share (1)
Basic core earnings per share	$0.02	$0.94	$0.14	$0.34
Diluted core earnings per share	$0.02	$0.92	$0.14	$0.33

Weighted average basic common shares outstanding	2,400,723	2,356,095	2,408,984	2,358,394
Weighted average diluted common shares outstanding	2,417,801	2,394,676	2,410,490	2,397,211

(1)	Core earnings is defined as reported net income excluding certain non-routine items that occur infrequently. These non-routine items include significant infrequent gains, losses, or expenses that are not reflective of continuing operations.

Core earnings is a non-GAAP financial measure.

About EvergreenBancorp and EvergreenBank

Founded in 1971, EvergreenBank is a subsidiary of EvergreenBancorp, Inc., a bank holding company headquartered in Seattle, Washington. EvergreenBank is a community bank with seven offices located in Seattle, Bellevue, Lynnwood, Federal Way and Kent. The Bank offers a full suite of personal and business banking services. Services include commercial, real estate, and consumer lending; savings, checking, and certificate of deposit accounts; health savings accounts; Internet banking and merchant credit card processing services. Visit www.EvergreenBancorp.com to learn more.

This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions, regulatory changes, and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

EvergreenBancorp Inc.
Consolidated Financial Highlights
		Quarterly

				3rd
(unaudited)	2008	2008	2007	Quarter
				%
(in thousands except per share and ratio data)	3rd Qtr	2nd Qtr	3rd Qtr	Change
EARNINGS RESULTS
Revenue	$4,545	$4,319	$4,813	-6%
Net interest income	$4,141	$3,911	$4,298	-4%
Provision for loan losses	$501	$509	$525	-5%
Noninterest income	$404	$408	$515	-22%
Noninterest expense	$4,148	$3,598	$3,103	34%
Net income (loss)	$(47)	$152	$802	-106%
Basic earnings (loss) per share	$(0.02)	$0.06	$0.34	-106%
Diluted earnings (loss) per share	$(0.02)	$0.06	$0.33
Weighted average basic shares outstanding	2,408,984	2,401,556	2,358,394	2%
Weighted average diluted shares outstanding	2,410,490	2,417,669	2,397,211	1%

PERFORMANCE RATIOS
Return on average assets (annualized)	-0.04%	0.14%	0.81%
Return on average common equity (annualized)	-0.65%	2.12%	12.76%
Net interest margin (fully tax-equivalent)	3.80%	3.73%	4.51%
Noninterest expense to average assets (annualized)	3.62%	3.29%	3.14%

CAPITAL
Equity to assets	6.17%	6.31%	6.26%
Book value per share	$11.85	$11.98	$10.80	10%

ASSET QUALITY
Net loan charge-offs (recoveries)	$9	$187	$66	-86%
Allowance for loan losses	$6,085	$5,593	$3,710	64%
Allowance for losses to total loans	1.44%	1.36%	1.05%
Nonperforming loans	$8,670	$7,492	$1,072	709%
Nonperforming assets to total assets	1.86%	1.64%	0.26%

END OF PERIOD BALANCES
Total loans	$422,521	$410,994	$354,438	19%
Total assets	$465,535	$456,789	$409,965	14%
Deposits	$360,262	$320,447	$320,498	12%
Shareholders' equity	$28,708	$28,837	$25,678	12%

AVERAGE BALANCES
Total loans	$419,240	$399,561	$344,978	22%
Earning assets	$440,556	$423,540	$380,117	16%
Total assets	$456,470	$439,511	$396,380	15%
Deposits	$349,217	$310,796	$317,887	10%
Shareholders' equity	$28,914	$28,865	$25,211	15%

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

EvergreenBancorp Inc.
Consolidated Financial Highlights
	Nine months ended

(unaudited)	September	September	YTD to
	30,	30,	YTD
(in thousands except per share and ratio data)	2008	2007	% Change
EARNINGS RESULTS
Revenue	$18,854	$13,311	42%
Net interest income	$12,017	$11,800	2%
Provision for loan losses	$2,842	$1,021	178%
Noninterest income	$6,837	$1,511	352%
Noninterest expense	$11,002	$9,038	22%
Net income	$3,511	$2,205	59%
Basic earnings per share	$1.46	$0.94	56%
Diluted earnings per share	$1.45	$0.92	58%
Weighted average basic shares outstanding	2,400,723	2,356,095	2%
Weighted average diluted shares outstanding	2,417,801	2,394,676	1%

PERFORMANCE RATIOS
Return on average assets (annualized)	1.07%	0.79%
Return on average common equity (annualized)	16.86%	12.01%
Net interest margin (fully tax-equivalent)	3.79%	4.44%
Noninterest expense to average assets (annualized)	3.34%	3.23%

CAPITAL
Equity to assets	6.17%	6.26%
Book value per share	$11.85	$10.80	10%

ASSET QUALITY
Net loan charge-offs	$923	$95	872%
Allowance for loan losses	$6,085	$3,710	64%
Allowance for losses to total loans	1.44%	1.05%
Nonperforming loans	$8,670	$1,072	709%
Nonperforming assets to total assets	1.86%	0.26%

END OF PERIOD BALANCES
Total loans	$422,521	$354,438	19%
Total assets	$465,535	$409,965	14%
Deposits	$360,262	$320,498	12%
Shareholders' equity	$28,708	$25,678	12%

AVERAGE BALANCES
Total loans	$400,766	$323,305	24%
Earning assets	$423,767	$357,081	19%
Total assets	$439,461	$373,611	18%
Deposits	$322,733	$289,080	12%
Shareholders' equity	$27,823	$24,550	13%

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

EvergreenBancorp Inc.
Consolidated Statements of Income (Loss)
	Three months ended
(unaudited)	September	September	Third
	30,	30,	Quarter
(in thousands except per share data)	2008	2007	% Change
Interest and dividend income
Loans, including fees	$7,085	$7,622	-7%
Federal funds sold and other	31	104	-70%
Investments securities:
Taxable securities	117	276	-58%
Tax exempt securities	25	31	-19%

Total interest and dividend income	7,258	8,033	-10%

Interest expense
Deposits	2,380	3,033	-22%
Federal funds purchased and
securities sold under agreements to repurchase	6	17	-65%
Federal Home Loan Bank advances	595	470	27%
Junior subordinated debt	136	215	-37%

Total interest expense	3,117	3,735	-17%

Net interest income	4,141	4,298	-4%
Provision for loan losses	501	525	-5%

Net interest income after provision for loan losses	3,640	3,773	-4%

Noninterest income
Service charges on deposit accounts	285	363	-21%
Merchant credit card processing	24	45	-47%
Net earnings on bank owned life insurance	58	56	4%
Other noninterest income	37	51	-27%

Total noninterest income	404	515	-22%

Noninterest expense
Salaries and employee benefits	1,764	1,517	16%
Occupancy and equipment	533	501	6%
Data processing	252	232	9%
Professional fees	137	70	96%
Visa indemnification charges	572	-
Marketing	122	140	-13%
State & local taxes	129	150	-14%
Outside service fees	112	131	-15%
Other noninterest expense	527	362	46%

Total noninterest expense	4,148	3,103	34%

Income (loss) before income tax expense	(104)	1,185	-109%
Income tax expense (benefit)	(57)	383	-115%

Net income (loss)	$(47)	$802	-106%

Earnings (loss) per share basic	$(0.02)	$0.34	-106%
Earnings (loss) per share diluted	$(0.02)	$0.33

Weighted average basic shares outstanding	2,408,984	2,358,394	2%
Weighted average diluted shares outstanding	2,410,490	2,397,211	1%

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

EvergreenBancorp Inc.
Consolidated Statements of Income
	Nine months ended
(unaudited)	September	September	Third
	30,	30,	Quarter
(in thousands except per share data)	2008	2007	% Change
Interest and dividend income
Loans, including fees	$21,173	$20,878	1%
Federal funds sold and other	138	211	-35%
Investments securities:
Taxable securities	344	848	-59%
Tax exempt securities	77	94	-18%

Total interest and dividend income	21,732	22,031	-1%

Interest expense
Deposits	7,155	7,799	-8%
Federal funds purchased and
securities sold under agreements to repurchase	9	81	-89%
Federal Home Loan Bank advances	2,086	1,588	31%
Junior subordinated debt	465	763	-39%

Total interest expense	9,715	10,231	-5%

Net interest income	12,017	11,800	2%
Provision for loan losses	2,842	1,021	178%

Net interest income after provision for loan losses	9,175	10,779	-15%

Noninterest income
Service charges on deposit accounts	887	1,061	-16%
Merchant credit card processing	71	137	-48%
Net earnings on bank owned life insurance	164	171	-4%
Other noninterest income	128	142	-10%
Gain on redemption and interest in escrow fund of	5,587	-	NM
Visa stock

Total noninterest income	6,837	1,511	352%

Noninterest expense
Salaries and employee benefits	4,838	4,370	11%
Occupancy and equipment	1,623	1,464	11%
Data processing	722	710	2%
Professional fees	356	262	36%
Visa indemnification charges	572	-	NM
Marketing	489	366	34%
State revenue and sales tax expense	451	396	14%
Outside service fees	357	375	-5%
Other noninterest expense	1,594	1,095	46%

Total noninterest expense	11,002	9,038	22%

Income before income tax expense	5,010	3,252	54%
Income tax expense	1,499	1,047	43%

Net income	$3,511	$2,205	59%

Earnings per share basic	$1.46	$0.94	56%
Earnings per share diluted	$1.45	$0.92	58%

EVGG Reports Third -Quarter 2008 Profits
November 5, 2008

Weighted average basic shares outstanding	2,400,723	2,356,095	2%
Weighted average diluted shares outstanding	2,417,801	2,394,676	1%

EvergreenBancorp Inc.
Consolidated Balance Sheets
(unaudited)	September		December 31,
	30,
(in thousands except share data)	2008	2007	2007	% Change

Assets
Cash and cash equivalents:
Cash and due from banks	$11,058	$14,076	$8,276	34%
Interest-bearing deposits in financial institutions	4,528	5,923	8,213	-45%
Federal funds sold	3,294	2,383	1,932	70%

Total cash and cash equivalents	18,880	22,382	18,421	2%

Investment securities:
Available for sale	14,629	14,446	26,388	-45%

Loans	422,521	375,428	354,438	19%
Allowance for loan losses	(6,085)	(4,166)	(3,710)	64%

Net Loans	416,436	371,262	350,728	19%

Premises and equipment	3,600	2,886	3,082	17%
Bank owned life insurance	5,701	5,537	5,487	4%
Interest in escrow fund of Visa stock	1,009	-	-	NM
Accrued interest and other assets	5,280	6,274	5,859	-10%

Total assets	$465,535	$422,787	$409,965	14%

Liabilities
Deposits:
Noninterest bearing	$51,622	$59,458	$56,040	-8%
Interest bearing	308,640	250,013	264,458	17%

Total deposits	360,262	309,471	320,498	12%

Junior subordinated debt	12,372	12,372	12,372	0%
Federal Home Loan Bank advances	59,725	69,910	46,010	30%
Indemnification liabilities	1,581	2,122	-	NM
Accrued expenses and other liabilities	2,887	3,476	5,407	-47%

Total liabilities	436,827	397,351	384,287	14%

Stockholders' equity
Preferred stock: No par value; 100,000 shares
authorized
issued and outstanding - none	-	-	-	NM
Common stock and surplus: No par value;
15,000,000 shares authorized; 2,423,000 shares
issued
and outstanding at September 30, 2008	21,764	21,467	21,277	2%
Retained earnings	6,978	3,972	5,163	35%
Accumulated other comprehensive loss	(34)	(3)	(762)	-96%

Total stockholders' equity	28,708	25,436	25,678	12%

Total liabilities and stockholders' equity	$465,535	$422,787	$409,965	14%

Note: Transmitted on GlobeNewswire on November 5, 2008 at 1:59 p.m. Pacific Time.